UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2010, Eastern Insurance Holdings, Inc. (“EIHI”) completed the sale of Eastern Atlantic RE (“Atlantic RE”) to an investor group advised by Dowling Advisors, Inc. (“Dowling”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated December 9, 2010, by and among EIHI, Eastern Re Ltd., SPC, and Eastern Atlantic Holdings Ltd. (“Purchaser”). Atlantic RE is a Cayman Islands reinsurance company and is part of EIHI’s run-off specialty reinsurance segment.

Pursuant to the Purchase Agreement, Purchaser purchased all of the outstanding shares of capital stock of Atlantic RE for $2.3 million of cash. In addition, EIHI will be eligible to receive a contingent profit commission of up to $3.0 million based on the adequacy of EIHI’s September 30, 2010 reserves for losses and loss adjustment expenses compared to a predetermined targeted reserve for losses and loss adjustment expenses.

The Purchase Agreement contains customary representations and warranties of EIHI, Eastern Re and Purchaser, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements, and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other party to the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The transaction was approved by the Cayman Islands Monetary Authority.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

On December 9, 2010, EIHI issued a press release, attached hereto as Exhibit 99.1, announcing that it completed the sale of Eastern Atlantic RE. Exhibit 99.1 is incorporated into this Item 7.01 by reference. The information contained in such Exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Stock Purchase Agreement, dated December 9, 2010, by and among Eastern Atlantic Holdings Ltd., Eastern Insurance Holdings, Inc. and Eastern Re Ltd., SPC.*

99.1	Press Release dated December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.
Dated: December 9, 2010
	By:	/s/ Kevin M. Shook
Kevin M. Shook
Chief Financial Officer

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. EIHI agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated December 9, 2010, by and among Eastern Atlantic Holdings Ltd., Eastern Insurance Holdings, Inc. and Eastern Re Ltd., SPC.*

99.1	Press Release dated December 9, 2010.

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. EIHI agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.